Exhibit 99.1

Access National Corporation and Middleburg Financial Corporation
Announce Strategic Merger

Transaction Expected to be Immediately Accretive to Earnings per Share

Will Rank 5th in Deposit Market Share among Virginia-Based Banks under $10 Billion in Assets

Leverages Complementary Strengths to Deliver Comprehensive Set of Products and Services focused on Commercial and Consumer Depository Services; Commercial, Professional and Consumer Loan Products; Wealth Management and Mortgage Banking

RESTON, Va. and MIDDLEBURG, Va., October 24, 2016 – Access National Corporation (NASDAQ: ANCX) (“Access National”) and Middleburg Financial Corporation (NASDAQ: MBRG) (“Middleburg”) today announced the signing of a definitive agreement to combine in a strategic merger.

The combination creates Virginia’s premier bank, with enhanced scale, improved efficiency and a well-diversified business model. The two companies have highly complementary businesses and geographic footprints. The combination will have greater market reach and product offerings that will enable significant opportunities for growth. Access National’s expertise in business banking, commercial and industrial (C&I) lending and mortgage origination complements Middleburg’s core strengths of serving the depository, custom credit and wealth management needs of professionals and consumers in the affluent Virginia communities west of Washington D.C. and in Richmond.

Under the terms of the merger agreement, which was unanimously approved by the Boards of Directors of both companies, Middleburg shareholders will receive a fixed exchange ratio of 1.3314 Access National shares for each share of Middleburg common stock owned. Based on the average closing price of Access National’s common stock for the twenty trading days ended October 21, 2016, the transaction represents a value of $32.51 per share of Middleburg common stock and $233.1 million in the aggregate.  Access National shareholders will own 53.5 percent of the combined entity and Middleburg shareholders will own 46.5 percent, and the transaction is intended to qualify as a tax-free reorganization for Middleburg shareholders. The transaction is expected to be immediately accretive to earnings per share.

The new company projects 14.0% annual cost savings of the combined expense base, to be fully realized in 2018, allowing for significant operating leverage in today’s highly regulated environment. Furthermore, increased distribution in the D.C. MSA fills a significant void resulting from M&A activity over the last twelve months in these markets. Finally, the focus of underwriting commercial customers will differentiate the company and allow for thoughtful portfolio diversification over time.

The geographic coverage of each company is highly attractive and together represents arguably the best demographic profile in the nation. With business concentrations in Fairfax and Loudoun counties of Virginia, the combined company is anchored in the highest and second highest household income counties in the nation while also ranking among the best markets with respect to employment, population growth, household formation and business vibrancy. The companies have excellent track records in the service of emerging businesses and affluent professionals who value personal touch and local decision-making.

The combined holding company, called Access National Corporation, will rank fifth in deposit market share among Virginia-based banks under $10 billion in assets, with $2.7 billion in total assets, $2.2 billion in deposits, $1.8 billion in gross loans and $2.5 billion in assets under management and administration. The Company’s strategy will utilize the independent and collective strengths of its operating brands to maximize retention of current clients and leverage growth opportunities.

According to Access National CEO Michael W. Clarke:  “This merger enables the combined company to benefit from the financial strength and efficiencies of scale while preserving the independence and local ownership valued by the most coveted clientele. This merger is consistent with Access National’s strategic objectives of expanding and diversifying its core funding base, strengthening the magnitude, diversity and reliability of value-added fee income, and achieving a scale that mitigates increased regulatory and compliance complexities.” He continued: “We are excited to make available a broader offering of products to our combined client base.”

John C. Lee IV, Chairman of Middleburg stated: “The gravity, importance and benefits of this partnership for Middleburg’s stakeholders cannot be understated.  Over our 92-year history we have succeeded and grown by focusing on core principles shared by our partner: A relationship focus that runs deep with several client touch points, personalized and tailored service, community stewardship and involvement, and a commitment to work with clients throughout the personal and business life cycle.” He continued: “As we cultivated this idea with the leadership of Access National, it has been reassuring to learn how much they too embrace the banking traditions of working with clients as a trusted advisor first and foremost. We all agree on the power of our respective operating brands, and with Gary Shook’s continued focus on Middleburg Bank and the communities it serves we expect little customer disruption.  Further, we look forward to jointly shaping the delivery of the best client and community value proposition. I am excited for our employees and clients who will be afforded opportunities to realize their goals and aspirations through expanded products, services and financial strength.”

Michael G. Anzilotti, Chairman of Access National noted:  “I have known and respected John Lee for over 25 years and truly believe our groups are coming together during a time when the changing landscape of banking affords us the opportunity to create something special that carries forward our traditions of exceptional performance and market stability. We welcome our new partners, their talented professionals and strong and deep client relationships.”

“This merger brings together two of Virginia’s premier financial institutions and forms what I believe will be one of America’s strongest mid-market financial services companies.” said David Sokol, Middleburg’s largest shareholder. Mr. Sokol further commented, “Both Access National and Middleburg have dedicated employee groups who place their obligation to understand and service their customers as their highest priority. With Mike Clarke and John Lee’s leadership, two outstanding teams and a very sound balance sheet I am very excited to be a supportive shareholder.  I believe that the new company will be a long term leader in the rapidly changing banking and financial services industry.“

The board of directors for the new holding company will include seven members of the current Access National board and six members of the current Middleburg board, including Gary R. Shook, the current CEO of Middleburg.  Middleburg Board Chairman John Lee will serve as Chairman of the combined company’s board of directors and Access National Chairman Mike Anzilotti will serve as Vice Chairman.

Timing and Approvals.

The transaction is expected to be completed in the second quarter of 2017, subject to approval of both companies’ shareholders, regulatory approvals and other customary closing conditions.

Advisors.

FBR Capital Markets & Co. is serving as the exclusive financial advisor to Access National and Troutman Sanders LLP is serving as legal counsel. Sandler O’Neill & Partners, L.P. is serving as the exclusive financial advisor to Middleburg Financial Corporation and Williams Mullen is serving as legal counsel. Donnelly Penman & Partners and Barnes & Thornburg LLP acted as financial and legal advisors, respectively, to Mr. Sokol.

Conference Call.

An investor presentation related to this transaction is available on Access National’s website at: www.accessnationalbank.com, or Middleburg’s website at: www.middleburgbank.com.  Access National and Middleburg will host a joint conference call Monday, October 24, 2016 at 11:00 a.m. EDT to discuss the merger. The participant toll-free dial-in number is (844) 348-3796 and the conference ID is 6911612. Participants should dial in 10 minutes prior to the scheduled start time and reference the Access National and Middleburg merger conference call. A recording of today’s call will also be available following the conclusion of the call until 2:00pm EDT on 10/26/2016 by dialing (855) 859-2056 and entering the conference ID 6911612.

About Access National Corporation.

Access National Corporation is the parent company of Access National Bank, a nationally chartered bank reporting assets of $1.4 billion based in Reston, Virginia. The company provides on-target financial services to middle market companies and their leadership in select industries around the National Capital Region. The focus is on operating companies reporting $1-100 million in revenue. The Company recently reported its 65th consecutive quarter of profitability over its history of 67 quarters or 17 years, and has declared consecutive quarterly dividends since the first quarter of 2006.  Most recently, Access National was recognized for its consistent financial performance by the American Banker ranking #12 across the nation and ranked the highest among banking companies located in the Washington Metropolitan Market and across Virginia.

About Middleburg Financial Corporation.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc.  Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg.  Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg.

Forward-Looking Statements.

The information presented herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Access National Corporation’s (“Access National”) and Middleburg Financial Corporation’s (“Middleburg”) expectations or predictions of future financial or business performance or conditions.  Forward-looking statements may be identified by words such as “may,” “could,” “will,” “expect,” “believe,” “anticipate,” “forecast,” “intend,” “plan,” “prospects,” “estimate,” “potential,” or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time.  Forward-looking statements in this communication may include, but are not limited to, statements about project impacts of and financial results generated by the transaction.  Forward-looking statements speak only as of the date they are made and Access National and Middleburg assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Access National’s and Middleburg’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from the results expressed in or implied by forward-looking statements and historical performance: ability to obtain regulatory approvals and meet other closing conditions to the transaction; delays in closing the transaction; changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; competitive conditions; and the inability to recognize cost savings or revenues or to implement integration plans associated with the transaction.  Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, may not reflect actual results and may not be relied upon.

Additional Information About the Proposed Transaction and Where to Find It.

Investors are urged to review carefully and consider all public filings by Access National and Middleburg with the Securities and Exchange Commission (the “SEC”), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K.  The documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  The documents filed by Access National with the SEC may also be obtained free of charge at Access National’s website at www.accessnationalbank.com or by requesting them in writing to Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA  20191, Attention: Investor Relations.  The documents filed by Middleburg with the SEC may also be obtained free of charge at Middleburg’s website at www.middleburgbank.com or by requesting them in writing to Middleburg Financial Corporation, 111 West Washington Street, Middleburg, Virginia 20117, Attention: Investor Relations.

In connection with the proposed transaction, Access National intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Access National and Middleburg and a prospectus of Access National.  A definitive joint proxy statement/prospectus will be sent to the shareholders of each company seeking the required shareholder approvals.  Before making any voting or investment decision, investors and security holders of Access National and Middleburg are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction.  Free copies of these documents may be obtained as described above.

Access National, Middleburg and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Access National and Middleburg shareholders in connection with the proposed transaction.  Information about the directors and officers of Access National and their ownership of Access National common stock is set forth in the definitive proxy statement for Access National’s 2016 annual meeting of shareholders, as previously filed with the SEC on April 18, 2016.  Information about the directors and officers of Middleburg and their ownership of Middleburg common stock is set forth in the definitive proxy statement for Middleburg’s 2016 annual meeting of shareholders, as previously filed with the SEC on April 12, 2016.  Investors may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available.  Free copies of these documents may be obtained as described above.

Contacts.

Access National Corporation
Michael Clarke, CEO
Meg Taylor, CFO
703-871-2100

Middleburg Financial Corporation
Gary R. Shook, President & CEO
 540-687-4801